As filed with the Securities and Exchange Commission on May 12, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0041666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way Tampa, Florida	33647
(Address of Principal Executive Offices)	(Zip Code)

Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan

Syniverse Holdings, Inc. 2006 Employee Stock Purchase Plan

(Full Title of the Plans)

Raymond L. Lawless

Chief Financial Officer and Secretary

Syniverse Holdings, Inc.

8125 Highwoods Palm Way

Tampa, Florida 33647

(813) 637-5882

(Name and address, including zip code, and telephone number, including area code, of agent for services)

Copies to:

Dennis M. Myers, P.C.

Douglas D. Timmer, Esq.

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

(312) 861-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of Registration Fee
Common Stock, $0.001 par value per share	6,500,000 shares	$17.89	(4)	$116,285,000	(4)	$12,443

(1)	Total includes 6,000,000 shares reserved for issuance pursuant to the Registrant’s 2006 Long Term Equity Incentive Plan and 500,000 shares reserved for issuance pursuant to the Registrant’s 2006 Employee Stock Purchase Plan.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(3)	Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Registrant’s Employee Stock Purchase Plan.
(4)	Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices of the registrant’s Common Stock reported on The New York Stock Exchange on May 8, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act or additional information about the terms of the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan and the Syniverse Holdings, Inc. 2006 Employee Stock Purchase Plan are available without charge by contacting:

Robert F. Garcia, Jr., Esq.

Vice President and General Counsel

Syniverse Holdings, Inc.

8125 Highwoods Palm Way

Tampa, Florida 33647

(813) 637-5882

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Syniverse Holdings, Inc. (the “Company”) with the Commission, are incorporated in this Registration Statement by reference:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 24, 2006;

(b) the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 7, 2006;

(c) the Company’s Current Reports on Form 8-K, filed on January 6, 2006 and April 4, 2006;

(d) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 11, 2006; and

(e) the description of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on November 12, 2004 (Registration No. 333-120444), including exhibits, and as has been and may subsequently be amended from time to time, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 10, 2005 (Registration No. 001-32432).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Company’s directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Company are covered by insurance policies maintained and held in effect by Syniverse Technologies Inc., against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Syniverse Holdings, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation

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may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

Article 8 of the Second Amended and Restated Certificate of Incorporation of Syniverse Holdings, Inc. provides that the corporation may indemnify any person who was or is a party to any action, suit or proceeding to the fullest extent provided by the Delaware General Corporation Law. In addition, Syniverse Holdings, Inc., will indemnify its directors for all liabilities arising from a breach of fiduciary duty except when such breach results in an improper benefit receipt.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement, which is incorporated by reference herein.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the

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maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on May 12, 2006.

SYNIVERSE HOLDINGS, INC.

By:	/s/ Raymond L. Lawless
Name:	Raymond L. Lawless
Title:	Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony G. Holcombe, Raymond L. Lawless and Robert J. Garcia, Jr., and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 12, 2006.

Signature	Title

/s/ G. Edward Evans G. Edward Evans	Chairman of the Board

/s/ Tony G. Holcombe Tony G. Holcombe	Chief Executive Officer and Director (principal executive officer)

/s/ Raymond L. Lawless Raymond L. Lawless	Chief Financial Officer, Secretary and Director (principal financial and accounting officer)

/s/ David A. Donnini David A. Donnini	Director

/s/ Collin E. Roche Collin E. Roche	Director

/s/ Odie C. Donald Odie C. Donald	Director

/s/ Robert J. Marino Robert J. Marino	Director

/s/ John C. Hofmann John C. Hofmann	Director

/s/ James B. Lipha James B. Lipham	Director

/s/ Jack Pearlstein Jack Pearlstein	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Syniverse Holdings, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on February 8, 2005 (File No. 333-120444)).

4.2	Amended and Restated Bylaws of Syniverse Holdings, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on February 8, 2005 (File No. 333-120444)).

4.3	Form of certificate representing shares of common stock, par value $0.001 per share (incorporated by reference to the Registrant’s Registration Statement on Form S-1, filed with the Commission on February 8, 2005 (File No. 333-120444)).

4.4	Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 7, 2006).

4.5	Syniverse Holdings, Inc. 2006 Employee Stock Purchase Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 7, 2006).

5.1	Opinion of Kirkland & Ellis LLP with respect to the legality of the shares of Common Stock being registered hereby.

23.1	Consent of Independent Registered Public Accountants.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24	Powers of Attorney (contained in the signature pages to this Registration Statement).